                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                     ROYAL BANCSHARES OF PENNSYLVANIA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, schedule or registration statement no.:

        ------------------------------------------------------------------------

     (3)  Filing party:

        ------------------------------------------------------------------------

     (4)  Date filed:

        ------------------------------------------------------------------------

                     ROYAL BANCSHARES OF PENNSYLVANIA, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 16, 2001


        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ROYAL BANCSHARES OF PENNSYLVANIA, INC. will be held at the Radisson Twelve Caesars hotel and banquet facility, 4200 City Line Avenue, Philadelphia, Pennsylvania, 19131 on Wednesday, May 16, 2001, at 6:30 p.m., for the following purposes:

        1. ELECTION OF DIRECTORS. To elect five Class II Directors to serve a term of three years and until their successors are elected and qualified.

        2. EMPLOYEES' STOCK OPTION AND APPRECIATION RIGHTS PLAN. To reserve 500,000 shares of corporation common stock for issuance under the Employees' Stock Option and Appreciation Rights Plan.

        3. DIRECTORS' STOCK OPTION PLAN. To reserve 100,000 shares of corporation common stock for issuance under the Directors' Stock Option Plan.

        4. OTHER BUSINESS. To consider such other business as may properly be brought before the meeting and any adjournment or postponement thereof.

        Only shareholders of record at the close of business on March 26, 2001, are entitled to notice of and to vote at the meeting.

        We enclose a copy of the 2000 Annual Report of Royal Bancshares of Pennsylvania, Inc. Additional copies of the 2000 Annual Report are available upon request.

                                           By Order of the Board of Directors

                                           /s/ RICHARD S. HANNYE

                                           Richard S. Hannye, Esquire
                                           Secretary


Enclosures (Proxy Card and Annual Report)
April 24, 2001

        WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON AFTER GIVING WRITTEN NOTICE TO THE SECRETARY OF THE CORPORATION.

                     ROYAL BANCSHARES OF PENNSYLVANIA, INC.
                              732 MONTGOMERY AVENUE
                          NARBERTH, PENNSYLVANIA 19072

                                ----------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 16, 2001

                                ----------------


        We furnish this proxy statement in connection with the solicitation of proxies by the Board of Directors of Royal Bancshares of Pennsylvania, Inc., for the Annual Meeting of Shareholders of the corporation to be held on May 16, 2001, and any adjournment or postponement of the meeting. The corporation will bear the expense of soliciting proxies. In addition to the use of the mails, directors, officers and employees of the corporation may, without additional compensation, solicit proxies personally or by telephone. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of stock held of record by these persons and, upon request therefor, the corporation will reimburse them for their reasonable expenses. This proxy statement and the enclosed proxy card are first being given or sent to shareholders on or about April 24, 2001.

                        REVOCATION AND VOTING OF PROXIES

        The execution and return of the enclosed proxy will not affect a shareholder's right to attend the meeting and to vote in person. You may revoke any proxy given pursuant to this solicitation by delivering written notice of revocation to Richard S. Hannye, Esquire, Secretary of the corporation, at the address that appears above, at any time before the proxy is voted at the meeting. Unless revoked, the proxyholders will vote any proxy given pursuant to this solicitation at the meeting in accordance with the instructions of the shareholder giving the proxy. In the absence of instructions, proxyholders will vote all proxies FOR the election of the five nominees for Class II Director identified in this proxy statement. Although the Board of Directors knows of no other business to be presented, in the event that any other matters are brought before the meeting, proxyholders will vote any proxy given pursuant to this solicitation in accordance with the recommendations of the management of the corporation.

                    VOTING SECURITIES, RECORD DATE AND QUORUM

        Shareholders of record at the close of business on March 26, 2001, are entitled to vote at the meeting and any adjournment or postponement thereof. At the close of business on March 26, 2001, there were issued and outstanding 8,583,490 shares of Class A common stock ($2.00 par value per share) and 1,817,329 shares of Class B common stock ($0.10 par value per share).

        Each shareholder is entitled to one vote for each share of Class A common stock held by the shareholder and ten votes for each share of Class B common stock held by the shareholder on all matters to be acted upon at the meeting, except that in the election of directors shareholders are entitled to vote shares cumulatively. See "ELECTION OF DIRECTORS--CUMULATIVE VOTING."

        The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote constitutes a quorum for the conduct of business. A majority of the votes cast at a meeting at which a quorum is present is required in order to approve any matter submitted to a vote of the shareholders, except in cases where the vote of a greater number of votes is required by law or under the Articles of Incorporation or Bylaws of the corporation. Votes withheld and abstentions will be counted in determining the presence of a quorum for the particular matter. Broker non-votes will not be counted in determining the presence of a quorum for the particular matter as to which the broker withheld authority.

        In the case of the election of directors, assuming the presence of a quorum, the five candidates for Class II receiving the highest number of votes in Class II shall be elected to the Board of Directors. Votes withheld from a nominee and broker non-votes will not be cast for the nominee.


                             PRINCIPAL SHAREHOLDERS

        The following table shows the amount of outstanding common stock beneficially owned by each shareholder (including any "group" as the term is used in Section 3(d)(3) of the Securities Exchange Act of 1934) known by the corporation to be the beneficial owner of more than 5% of such stock, and all directors and officers as a group. Each share of Class A common stock is entitled to one vote per share. Each share of Class B common stock is entitled to ten votes per share and may be converted into shares of Class A common stock at the current rate of 1.15 shares of Class A common stock for each share of Class B common stock. Beneficial ownership is determined in accordance with applicable regulations of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. For purposes of the table set forth below, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and any shares that the individual has the right to acquire within 60 days of February 28, 2001. In addition, a person is deemed to beneficially own any stock for which he, directly or indirectly, through any contact, arrangement, understanding, relationship or otherwise has or shares:

        - Voting power, which includes the power to vote or to direct the voting of the stock, or

        - Investment power, which includes the power to dispose or to direct the disposition of the stock.

Unless otherwise indicated in a footnote, shares reported in this table are owned directly by the reporting person. The percent of class assumes all options exercisable within 60 days of February 28, 2001, have been exercised and, therefore, on a pro forma basis, 8,922,894 shares of Class A common stock would be outstanding. The information is furnished as of February 28, 2001, on which date 8,583,490 Class A shares and 1,817,329 Class B shares were issued and outstanding.

               NAME AND ADDRESS OF                SHARES BENEFICIALLY           PERCENT OF
                 BENEFICIAL OWNER                       OWNED                    CLASS(6)
                 ----------------                       -----                    --------

                  Daniel M. Tabas (1)(4)(5)       4,448,100(Class A)              50.99%
                  543 Mulberry Lane               1,319,927(Class B)              72.63%
                  Haverford, PA 19041

                  Lee E. Tabas (2)(4)(5)           719,121(Class A)               8.38%
                  1 Dove Lane                      123,009 (Class B)              6.77%
                  Haverford, PA 19041

                  Richard Tabas (3)(5)                  64(Class A)               0.00%
                  1309 Lafayette Road              129,537(Class B)               7.13%
                  Gladwyne, PA 19035

                  ALL DIRECTORS AND EXECUTIVE     5,345,897(CLASS A)              59.91%

                  OFFICERS AS A GROUP             1,549,923(CLASS B)              85.29%
                  (15 PERSONS)

(1) The 4,448,100 shares of Class A common stock and the 1,319,927 shares of Class B common stock beneficially owned by Daniel M. Tabas include: 2,726,336 shares of Class A common stock and 889,713 shares of Class B common stock held jointly with his wife, Evelyn R. Tabas; 69,780 shares of Class A common stock and 31,557 shares of Class B common stock owned by Rome Enterprises, a partnership controlled by Mr. Tabas; 1,227,573 shares of Class A common stock and 398,657 shares of Class B common stock owned by the children of Mr. Tabas; 285,173 shares of Class A common stock controlled by Evelyn R. Tabas as custodian for her grandchildren; and options to purchase 139,238 shares of Class A common stock that are exercisable within 60 days of February 28, 2001. Mr. Tabas shares power with Evelyn R. Tabas to vote and dispose of 4,448,100 shares of Class A common stock and 1,319,927 shares of Class B common stock. In calculating the tabulated percent of class, the options to purchase 139,238 shares of Class A common stock were added to the shares of Class A common stock currently held by Mr. Tabas and to the total number of shares of Class A common stock outstanding assuming all options exercisable within 60 days of February 28, 2001, held by Mr. Tabas, were exercised.

(2) The 719,121 shares of Class A common stock and 123,009 shares of Class B common stock beneficially owned by Lee E. Tabas include: 321,364 shares of Class A common stock owned jointly with his wife, Nancy Tabas;4,229 shares of Class A common stock and 48,402 shares of Class B common stock owned by his wife, Nancy Tabas; 33,667 shares of Class A common stock and 4,857 shares of Class B common stock owned by Mr. Tabas as custodian for his children. Mr. Tabas has sole power to vote and dispose of 355,031 shares of Class A common stock and 4,857 shares of Class B common stock. In addition, 358,286 shares of Class A common stock and 69,750 shares of Class B common stock are included under the beneficial ownership of Daniel M. Tabas described in footnote 1 above. These shares of common stock are held in trusts under which Daniel M. Tabas retains voting control.

(3) The 64 shares of Class A common stock and 129,537 shares of Class B common stock beneficially owned by Richard Tabas include: 88,569 shares of Class B common stock owned solely by Mr. Tabas; 14,388 shares of Class B common stock owned by his mother, Harriette Tabas; 64 shares of Class A common stock and 195 shares of Class B common stock owned by his wife, Leslie Silverman, Esquire; and 24,422 shares of Class B common stock owned by ANR Ventures, an entity partially controlled by Mr. Tabas. Upon information and belief, Mr. Tabas has sole power to vote and dispose of 88,569 shares of Class B common stock, shared power to vote or dispose of 24,422 shares of Class B common stock, and has no power to vote or dispose of 64 shares of Class A common stock and 16,546 shares of Class B common stock.

(4) Daniel M. Tabas, Lee E. Tabas, Robert R. Tabas, Murray Stempel, Howard Wurzak, members of their immediate families and their affiliates and associates, in the aggregate, own 5,087,556 shares of Class A common stock and 1,378,530 shares of Class B common stock.

(5) Daniel M. Tabas is the father of Lee E. Tabas and Robert R. Tabas, the uncle of Richard Tabas, and the father in law of Murray Stempel and Howard Wurzak.


        ELECTION OF DIRECTORS

        The Bylaws of the corporation provide that the Board of Directors consist of not less than 5 nor more than 25 persons and that the directors are classified with respect to the time they hold office by dividing them into 3 classes, as nearly equal in number as possible. The Bylaws further provide that the directors of each class are elected for a 3 year term, so that the term of office of one class of directors expires at the annual meeting each year. The Bylaws also provide that the aggregate number of directors and the number of directors in each class of directors is determined by the Board of Directors. Any vacancy occurring on the Board of Directors is filled by appointment by the remaining directors. Any director who is appointed to fill a vacancy holds office until the expiration of the term of office of the class of directors to which he or she was appointed.

        There are presently 14 members of the Board of Directors. At the March 21, 2001, meeting of the corporation's Board of Director's, in accordance with
Article 10 of the corporation's Bylaws, the directors fixed the number of directors in Class I at 5, the number of directors in Class II at 5 and the number of directors in Class III at 4.

        The Board of Directors has nominated the following 5 persons for election to the Board of Directors as Class II Directors for a term of 3 years:

        Jack Loew                    Gregory Reardon
        Anthony Micale               Robert R. Tabas
        Albert Ominsky

        The Board of Directors has established, by resolution, a mandatory retirement age for directors. Upon reaching age seventy, a director must retire from the Board of Directors, but may become a Director Emeritus, who is entitled to attend meetings, but is not entitled to vote. There are currently six Directors Emeritus of the corporation: Anthony Arobone, Royal Flagg Jonas, Alfred Stein, Charles Willner, Frank Grossman and Maurice Tepper. Daniel M. Tabas reached age seventy during 1993; however, the Board of Directors decided, in view of his long-standing relationship with the corporation, ownership of shares of the corporation's common stock and his years of service to the corporation, to make an exception and permit Mr. Tabas to continue to serve on the Board of Directors.

                                CUMULATIVE VOTING

        In the election of directors, every shareholder entitled to vote has the right, in person or by proxy, to multiply the number of votes to which he may be entitled by the number of directors in the class to be elected at the annual meeting. Every shareholder may cast his or her whole number of votes for one candidate or may distribute them among any 2 or more candidates in that class. The 5 candidates receiving the highest number of votes for Class II at the meeting will be elected. There are no conditions precedent to the exercise of cumulative voting rights. Joseph P. Campbell and Richard S. Hannye, the persons named as proxies, have the right to vote cumulatively and to distribute their votes among the nominees as they consider advisable, unless a shareholder indicates on his or her Proxy how votes are to be cumulated for voting purposes.

                INFORMATION ABOUT NOMINEES, CONTINUING DIRECTORS
                             AND EXECUTIVE OFFICERS

        Information concerning the directors of the corporation, including the 5 persons nominated for election to the Board of Directors as Class II Directors at the meeting, the 9 continuing directors and the executive officers of the corporation, is set forth below, including the number of shares of common stock of the corporation beneficially owned, as of February 28, 2001, by each of them. Unless otherwise indicated in a footnote, each nominee and continuing director holds sole voting and investment power with respect to shares beneficially owned.

                                         DIRECTOR          SHARES              PERCENT
                                        OR OFFICER      BENEFICIALLY             OF
    NAME                       AGE         SINCE           OWNED               STOCK
  -----------------------     -----     -----------     -------------     -----------------

CLASS I DIRECTORS
-----------------

    Daniel M. Tabas (3)(5)     77          1980          4,448,100(A)          55.18%
                                                         1,319,927(B)

    Joseph P. Campbell         54          1982            113,128(A)           1.06%

    Howard Wurzak(4)(5)        45          1985            267,509(A)           3.18%
                                                            62,746(B)

    Murray Stempel, III(5)(7)  45          1996            253,076(A)           3.10%
                                                            68,156(B)

    James J. McSwiggan         45          1992             33,026(A)           0.31%


NOMINEES FOR CLASS II DIRECTORS
-------------------------------

    Albert Ominsky(2)          67          1982             28,397(A)           0.60%
                                                            31,356(B)

    Robert R. Tabas(5)(6)      45          1988            236,944(A)           2.94%
                                                            67,961(B)

    Anthony J. Micale          63          1997              6,751(A)           0.06%

    Gregory T. Reardon         47          1997              5,507(A)           0.05%

    Jack R. Loew               53          1997             12,480(A)           0.12%

CLASS III DIRECTORS
-------------------


    Lee E. Tabas (1)(5)        51          1980            719,121(A)           8.06%
                                                           123,009(B)

    Edward B. Tepper           61          1986             19,782(A)           0.30%
                                                            10,500(B)

    Carl M. Cousins            68          1993             14,641(A)           0.14%

    John M. Decker             40          1988             26,359(A)           0.25%


NON-DIRECTOR EXECUTIVE OFFICERS
-------------------------------

    Richard S. Hannye           43          1993             8,230(A)           0.08%
    Secretary and General
    Counsel

The information in this table was furnished by the beneficial owners or their representatives and includes direct and indirect ownership.

We assume full conversion of Class B common stock to Class A common stock at the current conversion factor of 1.15 shares of Class A common stock for each share of Class B common stock. In calculating the tabulated percent of class for each officer and director who has exercisable stock options, the additional shares of Class A common stock to which the officer and director would be entitled upon the exercise of his options were added to the shares of Class A common stock currently held by the officer and director and to the total number of shares of Class A common stock outstanding assuming the officer and directors exercised all outstanding exercisable options.

The table includes options exercisable within 60 days of February 28, 2001, stock options unexercised, but currently exercisable, and stock beneficially owned.

The percent of class assumes all outstanding exercisable options and options exercisable within 60 days of February 28, 2001, issued to directors and officers, have been exercised and therefore, on a pro forma basis, 8,922,894 shares of Class A common stock would be outstanding at February 28, 2001.

(1)The 719,121 shares of Class A common stock and 123,009 shares of Class B common stock beneficially owned by Lee E. Tabas include: 321,364 shares of Class A common stock owned jointly with his wife, Nancy Tabas; 4,229 shares of Class A common stock and 48,402 shares of Class B common stock owned by his wife, Nancy Tabas; 33,667 shares of Class A common stock and 4,857 shares of Class B common stock owned by Mr. Tabas as custodian for his children. Mr. Tabas has sole power to vote and dispose of 355,031 shares of Class A common stock and 4,857 shares of Class B common stock. In addition, 358,286 shares of Class A common stock and 69,750 shares of Class B common stock are included under the beneficial ownership of Daniel M. Tabas described in footnote 3 below. These shares of common stock are held in trusts under which Daniel M. Tabas retains voting control.

(2) The 28,397 shares of Class A common stock and 31,356 shares of Class B common stock beneficially owned by Mr. Ominsky include: 11,377 shares of Class A common stock and 31,356 shares of Class B common stock owned by Ominsky & Ominsky, P.C. as trustee for a rollover account for the benefit of Albert Ominsky; 5,011 shares of Class A common stock owned by the Ominsky & Ominsky, P.C. Profit Sharing Plan; and options to purchase 12,009 shares of Class A common stock exercisable within 60 days of February 28, 2001.

(3)The 4,448,100 shares of Class A common stock and the 1,319,927 Class B shares beneficially owned by Daniel M. Tabas include: 2,726,336 shares of Class A common stock and 889,713 shares of Class B common stock held jointly with his wife, Evelyn R. Tabas; 69,780 shares of Class A common stock and 31,557 shares of Class B common stock owned by Rome Enterprises, a partnership controlled by Mr. Tabas; 1,227,573 shares of Class A common stock and 398,657 shares of Class B common stock owned by the children of Mr. Tabas; 285,173 shares of Class A common stock controlled by Evelyn R. Tabas as custodian for her grandchildren; and options to purchase 139,238 shares of Class A common stock that are exercisable within 60 days of February 28, 2001. Mr. Tabas shares power with Evelyn R. Tabas to vote and dispose of 4,448,100 shares of Class A common stock and 1,319,927 shares of Class B common stock. In calculating the tabulated percent of class, the options to purchase 139,238 shares of Class A common stock were added to the shares of Class A common stock currently held by Mr. Tabas and to the total number of shares of Class A common stock outstanding assuming all options exercisable within 60 days of February 28, 2001, held by Mr. Tabas, were exercised.

(4) Included in Howard Wurzak's beneficial ownership are 255,499 shares of Class A common stock and 62,746 shares of Class B common stock which are included in the beneficial ownership of Daniel M. Tabas described in footnote 3 above. These shares of common stock are held in trusts under which Daniel M. Tabas retains voting control.

(5) Daniel M. Tabas, Lee E. Tabas, Robert R. Tabas, Murray Stempel, Howard Wurzak and members of their immediate families and their affiliates and associates, in the aggregate, own 5,087,556 shares of Class A common stock (57.93 % of Class A) and 1,378,530 shares of Class B common stock (75.85% of Class B), or 59.54 of Class A assuming full conversion of Class B common stock to Class A common stock at a current conversion factor of 1.15 shares of Class A common stock for each share of Class B common stock.

(6) Included in Robert R. Tabas's beneficial ownership are 176,960 shares of Class A common stock and 62,617 shares of Class B common stock which are included in the beneficial ownership of Daniel M. Tabas described in footnote 3 above. These shares of common stock are held in trusts under which Daniel M. Tabas retains voting control.

(7) Included in Murray Stempel, III's beneficial ownership are 245,576 shares of Class A common stock and 68,156 shares of Class B common stock which are included in the beneficial ownership of Daniel M. Tabas described in footnote 3 above. These shares of common stock are held in trusts under which Daniel M. Tabas retains voting control.


        CLASS I DIRECTORS

        Daniel M. Tabas is the Chairman of the Board and a Director of the corporation. Mr. Tabas is also an entrepreneur with ownership interests in Daniel M. Tabas Enterprises, Rome Enterprises, Tabas Family Partnership, Acorn Iron, Inc., Acorn Iron & Steel, Stout Road, Inc., Stout Road Hotel, L.L.P., Tabas Brothers and Samuel Tabas Family Enterprises. He is the father of Lee E. Tabas, Robert R Tabas and the father-in-law of Howard Wurzak and Murray Stempel, III.

        Joseph P. Campbell is the President and Chief Executive Officer of the corporation and a Director of the corporation.

        James J. McSwiggan is the Vice President, Chief Financial Officer and Treasurer of the corporation and a Director of the corporation.

        Murray Stempel, III is a Senior Vice President and Senior Lender of Royal Bank of Pennsylvania and a Director of the corporation. Mr. Stempel is the son-in-law of Daniel M. Tabas, and brother-in-law of Lee E. Tabas, Robert R. Tabas and Howard Wurzak. Mr. Stempel was formerly a Director, Executive Vice President and General Manager of Ajax Adhesives Industries, Inc.

        Howard Wurzak is a Director of the corporation, and is President and CEO of the Radisson Twelve Caesars hotel and banquet facility, Regency Palace and Ramada Plaza Hotel and Wurzak Management Corporation. He is the son-in-law of Daniel M. Tabas, and the brother-in-law of Lee E. Tabas, Robert R. Tabas and Murray Stempel, III.

                         NOMINEES FOR CLASS II DIRECTORS

        Jack R. Loew is a Director of the corporation since January, 1997, and is the President and Treasurer of Hough/Loew Associates, a design/build construction and development firm specializing in office, industrial and retail properties.

        Anthony J. Micale is a Director of the corporation, is President of Micale Management Corporation and owns and operates eight McDonald's restaurants.

        Albert Ominsky is a Director of the corporation, is an attorney and President of the law firm of Ominsky & Ominsky, P.C. in Philadelphia, Pennsylvania.

        Gregory T. Reardon is a Director of the corporation, is President of the Reardon Group, Inc. The Reardon Group, located in Glen Mills, Pennsylvania, comprises Weiss + Reardon & Company, P.C. (a regional public accounting firm); Reardon Consulting, Inc. (a management consulting firm); and Valuation Advisors, Inc. (a business appraisal firm). The Reardon Group is devoted to healthcare and other highly regulated industries.

        Robert R. Tabas is the Vice Chairman of the Board and a Director of the corporation; and a Senior Vice President and Senior Lender of Royal Bank of Pennsylvania. He is the son of Daniel M. Tabas, brother of Lee E. Tabas and the brother-in-law of Howard Wurzak and Murray Stempel, III.

                               CLASS III DIRECTORS

        Carl M . Cousins is a Director of the corporation, is the owner and principal veterinarian of Fairmount Animal Hospital in Philadelphia, Pennsylvania.

        John M. Decker is a Senior Vice President and Senior Lender of Royal Bank of Pennsylvania and a Director of the corporation.

        Lee E. Tabas is a Director of the corporation, an adjunct professor at Philadelphia University and an independent consultant. He is the son of Daniel
M. Tabas, the brother of Robert R. Tabas and the brother-in-law of Howard Wurzak and Murray Stempel, III.

        Edward B. Tepper is a Director of the corporation, is the Chairman of the Philadelphia KIXX, a professional indoor soccer team, and the President of Tepper Properties, a real estate investment company in Villanova.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        The committees of the Board of Directors are the Executive Board, the Audit Committee, and the Compensation, Stock Option and Appreciation Rights Plan Committee. The corporation does not have a standing Nominating Committee. A shareholder who desires to propose an individual for consideration by the Board of Directors as a nominee for director should submit a proposal in writing to the Secretary of the corporation in accordance with Section 10.1 of the corporation's Bylaws. Any shareholder who intends to nominate any candidate for election to the Board of Directors must notify the Secretary of the corporation in writing not less than 60 days prior to the date of the annual meeting of shareholders or not later than 7 days after the date on which notice was given for any other meeting of shareholders called for the election of one or more directors.

        The Executive Board of the Board of Directors conducted twenty-nine meetings in 2000. The members of the Executive Board during 2000 were Daniel M. Tabas, Robert R. Tabas, Joseph P. Campbell, Albert Ominsky, Edward B. Tepper, Gregory T. Reardon, Howard Wurzak, and Carl M. Cousins. The Executive Board has authority to supervise and direct the finances and business of the corporation between the regular meetings of the Board of Directors.

        The Audit Committee met twice in 2000. The members of the Audit Committee during 2000 were Joseph P. Campbell (ex officio), James McSwiggan (ex officio), Jack R. Loew, Anthony J. Micale and Gregory Reardon. The Audit Committee supervises the corporation's internal audit staff and reviews the outside certified public accounting firm's audit and management reports, which are conducted annually.

        The Compensation Committee met three times in 2000. The members of this committee in 2000 were Edward B. Tepper, Carl M. Cousins, Jack R. Loew and Gregory T. Reardon. Daniel M. Tabas, Joseph P. Campbell and James J. McSwiggan attended the meetings in an ex officio capacity. The committee reviews and determines compensation for all officers and employees of the corporation. The committee also has the authority to manage, administer, amend and interpret the corporation's Employees' Stock Option and Appreciation Rights Plan and to determine, among other things:

        -       The employees to whom awards shall be made under the plan;

        - The type of the awards to be made and the amount, size and terms of the awards; and

        -       When awards shall be granted.

        The Investment Committee met eight times in 2000. The members of this committee in 2000 were Daniel M. Tabas, Joseph P. Campbell, James J. McSwiggan, Albert Ominsky, Anthony J. Micale, Murray Stempel, John Decker and David Greenfield.

        The Board of Directors of the corporation held twelve formal meetings during 2000. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and the various committees on which he or she served.

REMUNERATION OF DIRECTORS AND OFFICERS AND OTHER TRANSACTIONS

        Each member of the Board of Directors received a fee of $750 per board meeting attended. Additionally, directors received $400 for each committee meeting attended; however, directors who are also employees of the corporation are not compensated for attendance at committee meetings.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

        The bank has established the Royal Bank Supplemental Executive Retirement Plan for its executive officers and other key employees for the purpose of providing supplemental income benefits to plan participants or their survivors upon participants' retirement or post-retirement death. The bank has established and maintains a grantor "rabbi" trust for the purpose of accumulating funds with which to meet the bank's future obligations under the plan. Although the trust is irrevocable and assets contributed to the trust can only be used to pay such benefits with certain exceptions, the benefits under the plan remain obligations of the bank. The bank has purchased company-owned life insurance policies for its benefit on the lives of certain participants estimated to be sufficient to recover, over time, the cost of benefits provided plus the cost of insurance. Estimated annual benefits payable upon retirement to participants are intended to provide participants a single life annuity with 120 months certain, commencing at normal retirement age 60, at the rate of up to a maximum of 50% for each Group 1 participant's final average recognized compensation (averaged over the three consecutive years which produce the highest average), not to exceed $150,000; at the rate of up to a maximum of 35% of each Group 2 participant's final average recognized compensation (averaged over the 3 consecutive years that produce the highest average), not to exceed $50,000; and at the rate of up to a maximum of 20% of each Group 3 participant's final average recognized compensation (averaged over the three consecutive years which produce the highest average), not to exceed $20,000.


                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                   ESTIMATED MAXIMUM ANNUAL BENEFITS AT AGE 60

FINAL AVERAGE SALARY         GROUP 1               GROUP 2              GROUP 3
--------------------         -------               -------              -------
        (FAS)                PARTICIPANTS          PARTICIPANTS         PARTICIPANTS
        -----                ------------          ------------         ------------

$ 75,000                     $  37,500             $26,500              $15,000
$100,000                     $  50,000             $35,000              $20,000
$125,000                     $  62,500             $43,750              $20,000
$150,000                     $  75,000             $50,000              $20,000
$175,000                     $  87,500             $50,000              $20,000
$200,000                     $ 100,000             $50,000              $20,000
$247,000                     $ 123,500             $50,000              $20,000
$347,000                     $ 150,000             $50,000              $20,000

EMPLOYEE OPTIONS/SAR GRANTS IN FISCAL YEAR 2000

                                                                                         POTENTIAL REALIZED
                                                                                              VALUE AT
                                                                                           ASSUMED ANNUAL
                                 NUMBER OF      % OF TOTAL                              RATES OF STOCK PRICE
                                SECURITIES     OPTIONS/SARS    EXERCISE                   APPRECIATION FOR
                                UNDERLYING      GRANTED TO     OR BASE                       OPTION TERM
                               OPTIONS/SARS     EMPLOYEES       PRICE     EXPIRATION  ------------------------
            NAME              GRANTED (#)(1)  IN FISCAL YEARS   ($/SH)       DATE          5%          10%
--------------------------------------------------------------------------------------------------------------

Daniel M. Tabas                    7,875         15.039%        14.260      4/20/10    53,617.05   128,422.16

Joseph P. Campbell                 7,875         15.039%        14.260      4/20/10    53,617.05   128,422.16

James J. McSwiggan                 3,229          6.166%        14.260      4/20/10    21,984.69    52,657.16

Richard S. Hannye                  2,370          4.526%        14.260      4/20/10    16,136.18    38,648.96

Robert R. Tabas                    2,553          4.875%        14.260      4/20/10    17,382.14    41,633.24

---------------
(1) Pursuant to the employee stock option plan, the options are exercisable at 20% per year after the date of grant and must be exercised within ten years of the grant (April 19, 2000).

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND 2000 OPTION/SAR VALUES


                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED                     VALUE OF
                                                            OPTIONS/SARS                  UNEXERCISED IN-THE MONEY
                       SHARES                                    AT                            OPTIONS/SARS AT
                      ACQUIRED                           DECEMBER 31, 2000                  DECEMBER 31, 2000(1)
                        ON             VALUE      -------------------------------   ------------------------------------
      NAME           EXERCISE (#)   REALIZED ($)   EXERCISABLE(#)   UNEXERCISABLE     EXERCISABLE($)    UNEXERCISABLE($)
----------------     ----------     ---------------------------------------------   ------------------------------------

Daniel M. Tabas        39,782        636,711          110,045          29,193           1,603,316           87,759

Joseph P. Campbell      784           6,236           23,123           15,562            317,500            23,971

James J. McSwiggan      784           6,236           18,747           9,122             262,449            18,346

Richard S. Hannye      7,215         112,057           2,463           5,767             10,107              5,565

Robert R. Tabas        3,949          61,411          30,754           2,679             489,011            17,115


---------------
(1) Value of unexercised options/SARS is based upon the closing stock price at December 31, 2000.

        During 2000, no present or former officer or employee of the corporation or its subsidiary, and no individual who had a relationship with the corporation requiring disclosure under Item 404 of Regulation S-K, participated in deliberations of the Compensation Committee concerning executive officer compensation. Joseph P. Campbell, James J. McSwiggan and Daniel M. Tabas attended the meetings in an ex-officio capacity, but did not vote.

SUMMARY COMPENSATION TABLE

        The following table sets forth all compensation paid by the corporation to the Chief Executive Officer and each of the four most highly compensated non-CEO executive officers whose total annual salary and bonus exceeded $100,000 in 2000, for services rendered during the past three fiscal years.


                                                               OTHER      RESTRICTED   SECURITIES      ALL
                                                               ANNUAL       STOCK      UNDERLYING     OTHER
                                                            COMPENSATION    AWARDS      OPTIONS   COMPENSATION
NAME AND PRINCIPAL POSITION YEAR    SALARY($)  BONUS ($)(2)     ($)          ($)        SARS(#)      ($)(1)
----------------------------------------------------------------------------------------------------------------

Daniel M. Tabas             2000     338,733     301,886       46,250        - -         7,875        2,550
Chairman of the Board       1999     328,680     172,655       32,000        - -         8,190        2,550
                            1998     324,007     130,413       32,000        - -         7,800        2,550

Joseph P. Campbell          2000     247,200     229,443        9,000        - -         7,875        2,550
President and CEO           1999     199,385     117,000        6,000        - -         3,655        2,550
                            1998     162,213     37,309         6,000        - -         3,439        2,550

James J. McSwiggan          2000     153,476     100,629        9,000        - -         3,229        2,550
Treasurer and CFO           1999     135,800     44,702         3,000                    2,802        2,550
                            1998     124,375     28,606          - -         - -         1,870        2,550

Richard S. Hannye           2000     169,029       - -          1,000        - -         2,370        2,550
Secretary
General Counsel and         1999     164,013       - -           850         - -         2,429        2,550
                            1998     161,681       - -          1,020        - -         1,621        2,550

Robert R. Tabas             2000     121,363     68,427         9,000        - -         2,553        2,550
Vice Chairman of the Board  1999     117,761     35,348         6,000        - -         3,206        2,550
                            1998     116,012     26,699         6,000        - -         1,745        2,550

--------------------------------------------------------------------------------
(1) Consists of the Bank's contribution to its Employee 401(k) Pension Plan, under which the Board of Directors has an obligation to match 100% of the total employee contributions up to an annual maximum of $2,550. The Plan is administered by Flanagan Financial Group, Inc. Each employee participant is entitled to contribute up to 15% of his gross salary. Senior management executives are asked to refrain from contributing to the plan in the event the administrator determines their contributions would make the Plan top heavy. Each participant in the Plan will have credited to his Participant's Benefit Account his proportionate share of all appropriate amounts. Future benefits are based on future contributions.

(2) Bonuses of Daniel Tabas, Robert Tabas, Joseph Campbell and James McSwiggan are performance based and tied to goals set by the Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Board of Directors of Royal Bancshares of Pennsylvania, Inc. is responsible for the governance of the corporation and its subsidiaries. In fulfilling its fiduciary duties, the Board of Directors acts in the best interests of the corporation's shareholders, customers and the communities served by the corporation and its subsidiaries. To accomplish the strategic goals and objectives of the corporation, the Board of Directors engages competent persons to accomplish these objectives with integrity and in a cost-effective manner. The compensation of these individuals is part of the Board of Directors' fulfillment of its duties to accomplish the corporation's strategic mission. The corporation provides compensation to its employees.

        The fundamental philosophy of the corporation's and the Bank's compensation program is to offer competitive compensation opportunities for all employees based on the individual's contribution and personal performance. The compensation program is administered by a committee comprised of outside directors. The objectives of the compensation committee are to establish a fair compensation policy to govern executive officers' base salaries and incentive plans, to attract and motivate competent, dedicated, and ambitious managers whose efforts will enhance the products and services of the corporation, the results of which will be improved profitability, increased dividends to the corporation shareholders and subsequent appreciation in the market of the corporation's shares.


EXECUTIVE OFFICERS COMPENSATION

        The Chief Executive Officer's compensation consists of a base salary, a bonus and perquisites. The Committee increased Mr. Campbell's base compensation to $247,200 and awarded Mr. Campbell a bonus in the amount of $229,443 in light of the corporation's 2000 performance accomplishments. For 2000, the CEO bonus was directly tied to specific performance goals, some of which are listed below. The CEO's 2000 compensation was based on the Committee's subjective determination after a review of all information, including the below, that it deems relevant. Future methods of determining CEO compensation may differ.

        Consolidated earnings for the twelve months ended December 31, 2000, were $14,260,064, as compared to $12,104,528 for the same period ended in 1999. Consolidated basic earnings per share for the year ended, December 31, 2000, were $1.34 versus $1.15 for the same period in 1999. Consolidated assets were $630,080,898 at December 31, 2000, as compared to $522,536,047 at December 31,
1999. Net loans and mortgages increased to $411,972,945 at December 31, 2000, as compared to $343,080,899 at December 31, 1999. Total investment securities increased to $156,253,421 at December 31, 2000, as compared to $142,549,941 at December 31, 1999. Total deposits at December 31, 2000, increased to $472,581,953 compared to $381,286,018 at December 31, 1999.

        The Committee increased the aggregate base compensation of the four most highly compensated non-CEO executives by 4.87% to 2000 aggregate compensation of $782,601. The Committee also awarded bonuses to the four most highly compensated non-CEO executive officers in the aggregate amount of $470,942.

        For 2000, the executive officers' bonus was directly tied to specific performance goals, some of which are listed above. The increase in the executive officers base salary and prerequisites in 2000, were based on the committee's subjective determination after a review of all information, including the above, that it deems relevant. Future methods of determining executive officer compensation may differ.

        Total compensation opportunities available to the employees of the corporation are influenced by general labor market conditions, the specific responsibilities of the individual, and the individual's contributions to the corporation's success. Individuals are reviewed annually on a calendar year basis. The corporation strives to offer compensation that is competitive with that offered employees of comparable size in our industry. Through these compensation policies, the corporation strives to meet its strategic goals and objectives to its constituencies and provide compensation that is fair and meaningful to its employees.


                             COMPENSATION COMMITTEE

          Edward B. Tepper                       Daniel M. Tabas (ex officio)
          Carl M. Cousins, D.V.M.                Joseph P. Campbell (ex officio)
          Jack R. Loew, Chairman                 James J. McSwiggan (ex officio)
          Gregory Reardon


                               THE AUDIT COMMITTEE

        The Board of Directors maintains an Audit Committee. The membership of this committee consists of the following outside Directors: Edward Tepper, Anthony Micale, Jack Loew and Greg Reardon (chairman). The Audit Committee arranges examinations by the corporation's independent certified public accountant, reviews and evaluates the recommendations of the examinations, receives all reports of examination of the corporation and the Bank by regulatory agencies, analyzes such reports and reports the results of its analysis of the regulatory reports to the corporation's Board. The committee also receives reports directly from the corporation's internal audit department on a quarterly basis, and recommends any action to be taken. The Audit Committee met 2 times in 2000. In 2001, the Audit Committee will meet 4 times.

THE AUDIT COMMITTEE REPORT:

        The Audit Committee meets periodically to consider the adequacy of the corporation's financial controls and the objectivity of its financial reporting. The Audit Committee meets with the corporation's independent internal auditor and external auditors, both of which have unrestricted access to the Audit Committee.

        The Audit Committee Directors meet the independence requirement for purposes of the NASD listing standards. On July 19, 2000, the Board adopted a written charter for the Audit Committee setting forth the audit related functions the Audit Committee is to perform. A copy of the Audit Charter is attached as Exhibit A to this proxy statement.

        In connection with this year's financial statements, the Audit Committee has reviewed and discussed the corporation's audited financial statements with the corporation's officers and Grant Thornton, LLP. The committee discussed, with Grant Thornton, L.P., the matters required to be discussed by Statement on Auditing Standards 61 ( Communication with Audit Committees). The committee also received the written disclosures and letters from Grant Thornton, L.P. required by Independent Standards Board Standard No. 1 (Independent Discussions with Audit Committees ), and discussed with representatives of Grant Thornton their independence.

        Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the corporation's Annual Report on form 10-K for the fiscal year 2000 for filing with the SEC.

INDEPENDENT PUBLIC ACCOUNTANTS

        The Audit Committee selected Grant Thornton, L.P. as the corporation's principal independent certified public accountant for 2000. Representatives of Grant Thornton, L.P. will attend the corporation's Annual Meeting of Shareholders, will have the opportunity to make a statement if they desire to do so, and will be expected to be available to respond to appropriate questions.

AUDIT FEES

        The aggregate fees billed by Grant Thornton, L.P. for the audit of the corporation's 2000 financial statement and review of the financial statements included in the corporation's forms 10-Q for the year 2000 were $80,700.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES.

        Grant Thornton, L.P. did not perform any such services for the corporation.

ALL OTHER FEES

        The aggregate fees billed by Grant Thornton, L.P. for all other professional services rendered to the corporation during 2000, other than those disclosed above, were $29,046.

             AMENDMENT OF STOCK OPTION AND APPRECIATION RIGHTS PLAN

        On March 21, 2001, the corporations's Board of Directors amended the Royal Bancshares of

Pennsylvania, Inc. Stock Option and Appreciation Rights Plan to increase the number of shares available for awards under the plan. The Board is submitting this amendment to shareholders for approval.

        The plan was initially approved by the shareholders on June 20, 1990, and re-approved on June 29, 1995, following the formation of the corporation. It provides for awards of stock options to officers and other key employees of the corporation and its subsidiaries.

        The following summary describes briefly the principal features of the plan, including the change in the plan being submitted to shareholders for approval. The summary is subject to the text of the plan, included in this proxy statement as Exhibit "B".

        Purpose. The purpose of the plan is to further the long-term growth of the corporation by offering incentive compensation related to long-term performance goals of those officers and other key employees who will be responsible for planning for and directing such growth. The plan is also intended to be a means of reinforcing the commonality of interest between the corporation and its officers and key employees and to be an aid in attracting and retaining officers and other key employees of outstanding abilities and specialized skills. The corporation hopes to achieve these purposes through the grant of options to purchase shares of the corporation's Class A common stock and the grant of stock appreciation rights.

        Administration. The plan is administered by the Compensation Committee of the Board of Directors. Subject to the terms and conditions of the plan, the Committee has full and final authority in its discretion to:

        -       Interpret the provisions of the plan;
        -       Decide all questions of fact arising in its application;
        - Determine the employees to whom awards shall be made under the plan;
        - Determine the type of awards to made and the amount size and terms of each such award;
        -       Determine the time when awards shall be granted;

        Stock Subject to the Plan. Under the original plan, one million shares of the corporation's common stock were available for awards under the plan. The Compensation Committee anticipates that the plan will not have any remaining shares available for awards after 2001. Therefore, the Board has increased the number of shares reserved to 1.5 million, a 500,000 increase if the amendment is approved by shareholders. The amendment of the plan should assure that sufficient shares are available for issuance to maintain the plan. As of January 1, 2000, there are 375,778 unexercised options outstanding adjusted for stock splits and stock dividends. If any award under the plan for any reason expires, is forfeited or terminated, the common stock covered by the award becomes available for future awards. Shares issued under the plan may be either authorized and unissued shares or treasury shares, or partly each.

        Eligibility to Receive Awards. Persons eligible to receive awards under the plan are limited to those officers and other key employees of the corporation who are in positions in which their decisions, actions and counsel will have significant impact upon the profitability and the success of the corporation. No non-employee director is eligible to participate in the plan. Approximately 98 persons are currently considered eligible to participate in the plan.

        Form of Awards. Awards may be made from time to time by the Compensation Committee in the form of stock options to purchase a number of shares of stock of the corporation and an equal number of stock appreciation rights. The plan provides for awards of non-qualified stock options ("NQSOs").

        Option Price. The purchase price of stock subject to a stock option shall be the fair market value at the time of the grant. Fair market value is the average of the high and low prices on the closest day on which trading occurred prior to the grant date.

        Exercise Term. Not more than twenty percent (20%) of a stock option shall be exercisable for each year of satisfactory employment completed after the award of the stock option. Further, no stock option shall be exercised after ten (10) years from the date of the grant thereof.

        Payment for Shares. The purchase price of the shares of stock with respect to which a stock option is exercised shall be payable in cash in full at the time of exercise.

        Rights Upon Termination of Employment. Generally, upon optionee's termination of employment, the unexercised portion of any option will expire. However, if the optionee's employment ends because of retirement at age sixty or later, disability or death, the outstanding options may be exercised for three months after termination of employment. If the corporation discharges an optionee for "cause", the unexercised portion of any option expires immediately.

        Non-Transferability. Stock options are not transferable except to optionee's estate in the event of death or trustee in the event of disability.

        Stock Splits and Dividends. If there is a stock split, stock dividend or similar event, the number of shares covered by, and the exercise price of, each option is appropriately adjusted.

        Stock Appreciation Rights. The stock appreciation right entitles the optionee to receive upon exercise of an option all, or a portion, of the excess of 1) the fair market value of a specified number of shares of stock at the time of exercise over; 2) a specified price which shall not be less than 100% of the fair market value, of the specified number of shares of stock at the time the right is granted. However, the amount an employee is entitled to receive upon exercise of stock appreciation rights is limited to 1) the amount due the corporation for the corresponding stock option exercise, plus 2) the amount of federal tax due under the transaction.

        Coordination of Stock Appreciation Right with Stock Option. A stock appreciation right is granted only in connection with a contemporaneously granted stock option for an identical number of shares of stock for which the stock option has been granted. The stock appreciation right must be exercised for the identical number of shares to be purchased by the optionee through the exercise of a stock option.

        Tax Withholding. An optionee exercising an option may be required to remit to the corporation an amount sufficient to satisfy any federal, state, or local withholding tax requirements prior to delivery of any shares.

        Option Agreement. Each option is subject to such other terms and conditions as may be determined by the Committee, in its discretion. These terms and conditions are set forth in a written agreement with each optionee.

        Federal Income Tax Consequences. The following is a brief summary of the principal federal income tax consequences relating to stock options.

        The grant of a NQSO does not result in taxable income to the optionee or a tax deduction for the corporation.

        Upon exercise of a NQSO, the optionee will recognize ordinary income equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The corporation, generally, is entitled to a corresponding federal income tax deduction.

        Upon the sale of shares acquired by exercise of a NQSO, the optionee will have a capital gain or loss equal to the difference between the amount realized upon the sale and the tax basis of the shares. Generally, the tax basis is the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised. The capital gain or loss will be long-term or short-term depending upon the length of time the shares were held.

        Future Plan Benefits. It is not possible, at this time, to determine who may be selected to receive awards under the plan or the number of shares that may be covered by an award to any person. As in the past, the Committee will make this determination in its discretion, after considering the duties, responsibilities, and present and potential contributions of eligible persons to the corporation's success. In 2000, the Committee granted officers and other key employees of the corporation stock options for a total of 48,871 shares. Information on stock options held by the corporation's five most senior executive officers is provided in this proxy statement under "Executive Compensation - - Stock Options". Like all other persons eligible for future plan awards, these officers have an interest in shareholder approval of the plan amendment.


                               2000 PLAN BENEFITS

            EMPLOYEE STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN

        NAME AND POSITION               DOLLAR VALUE ($) (1)            NUMBER OF OPTIONS

        Daniel M. Tabas                      $ (6,332)                        7,875
        Chairman of the Board

        Joseph P. Campbell                   $ (6,332)                        7,875
        President and CEO

        James J. McSwiggan                   $ (2,596)                        3,229
        Vice President, CFO,
          Treasurer

        Richard S. Hannye                    $ (1,905)                        2,370
        General Counsel and
          Secretary

        Robert R. Tabas                      $ (2,053)                        2,553
        Vice Chairman of the Board

        Executive Group                      $(22,162)                        27,565

        Non-executive Director Group             -                              --

        Non-executive Officer Group          $ (10,230)                       12,724

        All Other Employees                   $ (9,709)                       12,076

(1) Based on $13.452 closing price on December 31, 2000, and the strike price of $14.256


        The Board of Directors recommends a vote "FOR" approval of the amendment to the Stock Option Plan.

        The affirmative vote of a majority of the votes cast by all shareholders entitled to vote at the meeting is required to approve the amendment.

                AMENDMENT OF OUTSIDE DIRECTORS' STOCK OPTION PLAN

        On March 21, 2001, the corporations's Board of Directors amended the Royal Bancshares of Pennsylvania, Inc. Outside Directors' Stock Option Plan to increase the number of shares available for awards under the plan. The Board is submitting this amendment to shareholders for approval.

        The plan was initially approved by the shareholders on June 20, 1990, and re-approved on June 29, 1995, following the formation of the corporation. It provides for awards of stock options to non- officer directors of the corporation and its subsidiaries.

        The following summary describes briefly the principal features of the plan, including the change in the plan being submitted to shareholders for approval. The summary is subject to the text of the plan, included in this proxy statement as Exhibit "C".

        Purpose. The purpose of the Outside Directors' Stock Option Plan is to advance the interests of the corporation by providing incentives to attract, retain and motivate the non-employee members of the Board of Directors of the corporation. The corporation hopes to achieve these purposes through the grant of options to purchase shares of the corporation's Class A common stock.

        Administration. The plan is administered by the Board of Directors. The Board shall have full and final authority in its discretion:

        -       To interpret the provisions of the plan;
        -       To decide all questions of fact arising in its application;
        - To make all other determinations necessary or advisable for the administration of the plan.

        Stock Subject to the Plan. Under the original plan, the maximum number of shares of stock that could be optioned or sold under the plan was 150,000 shares. The Board has increased the shares reserved for issuance under the plan to 250,000 shares, an increase of 100,000 shares if the amendment if approved by shareholders. This amendment should insure that sufficient shares are available for issuance to maintain the plan as an effective management tool.

        Eligibility to Receive Awards. The persons eligible to receive awards under the plan shall be limited to outside directors. Directors of the corporation who are officers or employees of the corporation or any of its subsidiaries shall not be eligible to participate in this plan.

        Amount of Awards. Each year, each outside director who has been elected, re-elected or is continuing as a member of the board as of the adjournment of the annual meeting, shall automatically receive options for 1,500 shares of stock.

        Option Price. The purchase price of stock issued as a stock option shall be the "fair market value" at the time of grant. The "fair market value" shall be the average of the high and low sales prices reported in the NASDAQ National Market for shares of stock traded on the date of the grant or the last preceding date on which any sales took place.

        Exercise Term. Director's stock options may be exercised only after the outside director has served a one-year term as a member of the board after the date on which the option was granted. At that time, 100% of the total number of shares of stock covered by the option shall become exercisable. However, no stock option shall be exercised after 10 years from the date of the grant.

        Payment for Shares. The purchase price of the shares of stock with respect to which a stock option is exercised shall be payable in cash, in full, at the time of exercise.

        Rights upon Termination of Board Membership. In the event that a director optionee ceases to be a member of the board of directors of the corporation for any cause other than retirement, death or disability, the remaining portion of the director optionees unexercised stock options shall terminate one year after the date of termination as a board member. In the event that a director optionee retires, dies or becomes disabled prior to the expiration of the director's stock option and without having fully exercised the director's stock option, to the extent that the stock option is exercisable at the time of such retirement, death or disability, the director or the director's attorney-in-fact, personal representative, heirs or next of kin shall have the right to exercise the stock option during its term within a period of three years after the termination of board membership due to retirement, death or disability.

        Non-Transferability. Directors' stock options are not transferable except to the director optionee's estate in the event of death or trustee in the event of disability.

        Stock Splits and Stock Dividends. If there is a stock split, stock dividend or similar event, the number of shares covered by, and the exercise price, of each director option is proportionally adjusted.

        Tax Withholding. A director optionee exercising an option may be required to remit to the corporation an amount sufficient to satisfy any federal, state, or local withholding tax requirements prior to delivery of any shares.

        Federal Income Tax Consequences. The following is a brief summary of the principal federal income tax consequences relating to stock options.

        The grant of a NQSO does not result in taxable income to the optionee or a tax deduction for the corporation.

        Upon exercise of NQSO, the director optionee will recognize ordinary income equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The corporation, generally, is entitled to a corresponding federal income tax deduction.

        Upon the sale of shares acquired by exercise of a NQSO, the director optionee will have a capital gain or loss equal to the difference between the amount realized upon the sale and the tax basis of the shares. Generally, the tax basis is the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised. The capital gain or loss will be long-term or short-term depending upon the length of time the shares were held.

        Future Plan Benefits. In 2000, the Committee granted non-officer directors of the corporation stock options for a total of 12,600 shares. Like all other persons eligible for future plan awards, non- officer directors have an interest in shareholder approval of the plan amendment.


                               2000 PLAN BENEFITS

                       OUTSIDE DIRECTOR STOCK OPTION PLAN

        DIRECTOR NAME                         DOLLAR                         NUMBER OF
                                           VALUE ($) (1)                      OPTIONS

        Daniel M. Tabas                          -                              --

        Joseph P. Campbell                       -                              --

        Carl Cousins                         $ (1,266)                         1,575

        John M. Decker                           -                               -

        Jack Loew                            $ (1,266)                         1,575

        James J. McSwiggan                       -                               -

        Anthony Micale                       $ (1,266)                         1,575

        Albert Ominsky                       $ (1,266)                         1,575

        Gregory Reardon                      $ (1,266)                         1,575

        Murray Stempel                           -                               -

        Lee E. Tabas                         $ (1,266)                         1,575

        Robert R. Tabas                          -                               -

        Edward Tepper                        $ (1,266)                         1,575

        Howard Wurzak                        $ (1,266)                         1,575

(1) Based on $13.452 closing price on December 31, 2000, and the strike price of $14.256


        The Board of Directors recommends a vote "FOR" approval of the amendment to the Director's Stock Option Plan.

        The affirmative vote of a majority of the votes cast by all shareholders entitled to vote at the meeting is required to approve the amendment.

            INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

        In the ordinary course of business, Royal Bank of Pennsylvania, the corporation's wholly- owned banking subsidiary, has had, and expects to have in the future, banking transactions with directors, officers of the Bank, principal shareholders of the corporation and their associates which involve substantially the same terms, including interest rates, collateral and repayment terms as those prevailing at the time for comparable transactions with others, and no more than the normal risk of collectability or other unfavorable features. During the three years ended December 31, 2000, no transaction of the above nature exceeded $9,000,000 or 10 percent of the equity capital accounts of the corporation.

        The largest aggregate amount of indebtedness to the corporation and the Bank during the year 2000, by all directors and officers of the corporation and bank as a group, and their associates, was $13,826,348. The total of such outstanding loans at December 31, 2000 was $13,826,348. Interest rates ranged for fixed rates from 8.9 percent to 9.0 percent. Floating rates ranged from prime to prime plus 2.5 points.

        The corporation has had and intends to have business transactions in the ordinary course of business with directors, officers and associates on comparable terms as those prevailing from time to time for other non-affiliated vendors of the corporation. During 2000, the corporation used the services of the Radisson Twelve Caesars hotel and banquet facilities for customer, director and employee appreciation activities. The Radisson Twelve Caesars complex is managed by Howard Wurzak and owned by Daniel M. Tabas. The corporation also rents a billboard for advertising purposes from the Samuel Tabas Family Foundation, for which Daniel M. Tabas and Richard Tabas serve as Trustees.

                         COMMON STOCK PERFORMANCE GRAPH

        The following performance graph shows cumulative investment returns to shareholders based on the assumptions that (A) an investment of $100 was made on December 31, 1995, in each of the following:

        -       Royal Bancshares of Pennsylvania, Inc. Class A common stock
        - the stock of all United States companies trading on the NASDAQ market
        - common stock of the peer group of Mid-Atlantic banks with greater than $500 million in assets (the corporation's peer group in 2000)
        - common stock of the peer group of Mid-Atlantic banks with less than $500 million in assets (the corporation's peer group in 1999 and prior years)

and (B) all dividends were reinvested in such securities over the past five years.

                    [ROYAL BANCSHARES OF PENNSYLVANIA, INC.]

                                  [LINE GRAPH]

                                                                        PERIOD ENDING
                                        -----------------------------------------------------------------------------
INDEX                                     12/31/95     12/31/96     12/31/97     12/31/98     12/31/99     12/31/00
---------------------------------------------------------------------------------------------------------------------
Royal Bancshares of Pennsylvania, Inc.      100.00       128.10       283.75       209.85       226.50       225.42
NASDAQ - Total US*                          100.00       123.04       150.69       212.51       394.92       237.62
Royal Bancshares 2000 Peer Group            100.00       115.87       176.04       194.57       155.08       147.50
Royal Bancshares 1999 Peer Group            100.00       125.51       197.77       184.78       160.41       155.78

* Source: CRSP, Center for Research in Security Prices. Graduate School of Business, The University of Chicago 2001.

Used with permission. All rights reserved. crsp.com.

                        BENEFICIAL OWNERSHIP - COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the corporation's officers and directors, and persons who own more than 10% of the registered class of the corporation's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the corporation copies of all Section 16(a) forms they file.

        Based solely on its review of forms received from certain reporting persons, or written representations from reporting persons that no Forms 5 were required for those persons, the corporation believes that during the period January 1, 2000 through December 31, 2000, its officers and directors were in compliance with all filing requirements applicable to them.

                                LEGAL PROCEEDINGS

        In the opinion of the management of the corporation, there are no proceedings pending to which the corporation and the bank are a party or to which its property is subject, which, if determined adversely to the corporation and the bank, would be material in relation to the corporation's and the bank's financial condition. There are no proceedings pending other than litigation incident to the business of the corporation and the bank. In addition, no material proceedings are pending or are known to be threatened or contemplated against the corporation or the bank by government authorities.

                              SHAREHOLDER PROPOSALS

        Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the SEC, wishes to submit a proposal for inclusion in the corporation's proxy statement for its 2002 Annual Meeting of Shareholders must deliver the proposal in writing to the Secretary of Royal Bancshares of Pennsylvania, Inc. at its principal executive offices, 732 Montgomery Avenue, Narberth, Pennsylvania 19072, not later than Friday December 28, 2001.

                                  OTHER MATTERS

        The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the accompanying Notice of Annual Meeting of Shareholders, but if any matters are properly presented, it is the proxyholders intent to vote on such matters in accordance with their best judgment.

                             ADDITIONAL INFORMATION

    WE ENCLOSE A COPY OF THE CORPORATION'S 2000 ANNUAL REPORT TO SHAREHOLDERS. UPON WRITTEN REQUEST OF ANY SHAREHOLDER, WE WILL PROVIDE A COPY OF THE CORPORATION'S REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 2000, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, AS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13a-1 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934. REQUESTS SHOULD BE ADDRESSED TO JAMES
J. MCSWIGGAN, TREASURER AND CFO, ROYAL BANCSHARES OF PENNSYLVANIA, INC., 732 MONTGOMERY AVENUE, NARBERTH, PENNSYLVANIA 19072.

                                    EXHIBIT A



                      CHARTER OF THE AUDIT COMMITTEE OF THE
          BOARD OF DIRECTORS OF ROYAL BANCSHARES OF PENNSYLVANIA, INC.


           The Board of Directors (the "Board") of Royal Bancshares of Pennsylvania, Inc. (the "Corporation") has determined that the Audit Committee of the Board shall assist the Board in fulfilling certain of the Board's oversight responsibilities. The Board hereby adopts this charter to establish the governing principles of the Audit Committee.

I.         ROLE OF THE AUDIT COMMITTEE

           The role of the Audit Committee is to act on behalf of the Board in fulfilling the following responsibilities of the Board:

        A. To oversee all material aspects of the Corporation's reporting, control and audit functions, except those that are specifically related to the responsibilities of another committee of the Board;

        B. To monitor the independence and performance of the Corporation's independent accountants; and

        C. To provide a means for open communication among the Corporation's independent accountants, financial and senior management, the internal audit department and the Board.

           While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate or are in accordance with generally accepted accounting principles. The responsibility to plan and conduct audits is that of the Corporation's independent accountants. The Corporation's management has the responsibility to determine that the Corporation's financial statements are complete and accurate and in accordance with generally accepted accounting principles. Nor is it the duty of the Audit Committee to assure the Corporation's compliance with laws and regulations or compliance with the Corporation's code of ethical conduct. The primary responsibility for these matters also rests with the Corporation's management.


II.        COMPOSITION OF THE AUDIT COMMITTEE

        A. The Board shall designate the members of the Audit Committee at the Board's annual organizational meeting and the members shall serve until the next such meeting or until their successors are designated by the Board.



        B. The Audit Committee shall consist of at least three members, but not more than six members, who are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as committee members. Committee members shall have a basic understanding of finance and accounting and shall be able to read and understand financial statements. One member of the Committee shall have accounting or related financial management experience. In addition, the members of the Audit Committee shall meet the requirements of the rules of the principal market or transaction reporting system on which the Corporation's securities are traded or quoted (i.e., the Nasdaq Stock Market).

III.       MEETINGS OF THE AUDIT COMMITTEE

           The Audit Committee shall meet at least four times annually, or more frequently as circumstances may require. The Chair of the Audit Committee shall be responsible for meeting with the independent accountants at their request to discuss the interim financial statements.

IV.        RESPONSIBILITIES OF THE AUDIT COMMITTEE

           The Audit Committee shall have the responsibility with respect to:

           A. The Corporation's Risks and Control Environment:

                 - To discuss with the Corporation's management, independent accountants and internal audit department the integrity of the Corporation's financial reporting processes and controls, particularly the controls in areas representing significant financial and business risks;

                 - To review and update periodically a code of ethical conduct and review the Corporations' procedures to enforce compliance with the code; and

                 - To investigate any matter brought to its attention within the scope of its duties.

           B. The Corporation's Independent Accountants:

                 - To have a relationship with the independent accountants because of the ultimate responsibility of the independent accountants to the Board and the Audit Committee, as representatives of the shareholders; and

                 - To evaluate annually the effectiveness and objectivity of the Corporation's independent accountants and recommend to the Board the engagement or replacement of the independent accountants;

                 - To ensure that the Audit Committee receives annually from the Corporation's independent accountants the information about all of the relationships between the independent accountants and the Corporation that the independent accountants are required to provide to the Audit Committee, to actively engage in a dialogue with the independent accountants about any relationship between the independent accountants and the Corporation or any services that the independent accountants provide or propose to provide that may impact upon the objectivity and independence of the independent accountants and to take, or recommend that the Board take, any appropriate action to oversee the independence of the independent accountants;

                 - To review with management the fees and other compensation paid to the independent accounts.

           C. The Corporation's Financial Reporting Process:

                 - To oversee the Corporation's selection of and major changes to its accounting policies;

                 - To meet with the Corporation's independent accountants and financial management both to discuss the proposed scope of the audit and to discuss the conclusions of the audit, including any items that the independent accountants are required by generally accepted auditing standards to discuss with the Audit Committee, such as, any significant changes to the Company's accounting policies, the integrity of the Corporations' financial reporting process and any proposed changes or improvements in financial, accounting or auditing practices;

           - To discuss with the Corporation's financial management and independent accountants the Corporations' annual results and, when appropriate, the interim results before they are made public;

           - To review and discuss with the Corporation's financial management and independent accountants the Corporation's audited financial statements and, when appropriate, the Corporation's interim financial statements, before they are made public; and

           - To issue for public disclosure by the Corporation the report required by the rules of the Securities and Exchange Commission.

D.         The Corporation's Internal Audit Process:

           - To review, assess and approve the charter for the internal audit department;

           - To review the annual internal audit plan of, and any special projects to be undertaken by, the internal audit department;

           - To discuss with the internal audit department any changes to, and the implementation of, the internal audit plan and any special projects and discuss with the internal audit department the results of the internal audits and any special projects; and

           - To oversee the activities, organizational structure and qualifications of the internal audit department.

E.         Other Matters:

           - To review and reassess the adequacy of this charter on an annual basis;

           - To review reports and any financial information submitted by the Corporation to a government body or the public;

           - To report to the Board the matters discussed at each meeting of the Audit Committee;

           - To keep an open line of communication with the financial and senior management, the internal audit department, the independent accountants and the Board; and

           - To retain, at the Corporation's expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

                                    EXHIBIT B

                     ROYAL BANCSHARES OF PENNSYLVANIA, INC.
             FIRST AMENDED STOCK OPTION AND APPRECIATION RIGHT PLAN

                     ROYAL BANCSHARES OF PENNSYLVANIA, INC.
                    STOCK OPTION AND APPRECIATION RIGHT PLAN

                                Table of contents










   Section                                                   Page #
   -------                                                   ------
1.         Purpose...........................................   1

2.         Definitions.......................................   1

3.         Administration....................................   3

4.         Stock Subject to the Plan.........................   3

5.         Eligibility to Receive Awards.....................   4

6.         Form of Awards....................................   4

7.         Stock Options.....................................   4

8.         Stock Appreciation Right..........................   7

9.         General Restrictions..............................   10

10         Single or Multiple Agreements.....................   11

11.        Rights of a Shareholder...........................   11

12.        Termination of Employment.........................   12

13.        Rights in Event of Death or Disability............   13

14.        Withholding.......................................   13

15.        Non-Assignability.................................   13

16.        Non-Uniform Determinations........................   14

17.        Participants Not Obligated........................   14

18.        Effect of Changes in Stock Subject to the Plan....   14

19.        Reservation of Shares of Stock....................   15

20.        Amendment.........................................   16

21.        Effect on Other Plans.............................   16

22.        Effective Date and Duration of the Plan...........   17

                     ROYAL BANCSHARES OF PENNSYLVANIA, INC.
                    STOCK OPTION AND APPRECIATION RIGHT PLAN


Section 1. Purpose.

     1.1 The purpose of the Royal Bancshares of Pennsylvania, Inc. Stock Option and Appreciation Right Plan (the "Plan") is to further the long term growth of Royal Bancshares of Pennsylvania, Inc. (the "Corporation") by offering incentive compensation related to long-term performance goals of those officers and other key employees who will be responsible for planning for and directing such growth. The Plan is also intended to be a means of reinforcing the commonality of interest between the Corporation and its officers and key employee and to be an aid in attracting and retaining officers and other key employees of outstanding abilities and specialized skills. The Corporation hopes to achieve these purposes through the grant of options to purchase shares of the corporation's Class "A" Common Stock and the grant of stock appreciation rights.

Section 2. Definitions.

     2.1 Unless otherwise required by the context, the following terms shall have the meaning set forth below:

          (a) "Board" shall mean the Corporation's Board of Directors.

          (b) "Committee" shall mean a minimum of three individuals and a maximum of five individuals appointed by the Board. The Board of Directors may appoint any individual, whether or not a director, to serve as a Committee member, provided that such individual is ineligible and has been ineligible for a one year period prior to appointment to the Committee for selection as a person to whom a Stock Option or Stock Appreciation Right may be granted pursuant to this Plan or any other similar plan of the Board. The Committee shall be called to "Royal Bancshares of Pennsylvania, Inc. Stock Option and Appreciation Right Plan Committee" and shall have the rights and duties set forth in Section 3 below.

          (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (d) "Corporation" shall mean Royal Bancshares of Pennsylvania, Inc., a Pennsylvania business corporation, or any subsidiary thereof that adopts the Plan.

          (e) "Option Price" shall mean the purchase price for Stock under a Stock Option, as determined in Section 7(b) below.

          (f) "Participant" shall mean an officer or other key employee of the Corporation to whom a Stock Option or Stock Appreciation Right is granted under the Plan.

          (g) "Plan" shall mean this Royal Bancshares of Pennsylvania, Inc. Stock Option and Appreciation Right Plan.

          (h) "Stock" shall mean the Class "A" Common Stock of the Corporation, par value $2.00.

          (i) "Stock Option" shall mean a right to purchase Stock, granted pursuant to Section 7 below.

          (j) "Stock Appreciation Right" shall mean a right to receive cash granted pursuant to Section 8 below.

          (k) "Subsidiary" shall mean a subsidiary of the Corporation.

Section 3. Administration.

     3.1 The Plan shall be administered by the Committee. A simple majority of the members of the Committee shall constitute a quorum for the transaction of business. Unless otherwise determined by the Board, the interpretation and construction of any provision of the Plan by the Committee shall be final. No member of the Board or the Committee shall be liable for any action or determination made by the member in good faith. The Committee shall have full and final authority in its discretion to interpret the provisions of the Plan; to decide all questions of fact arising in its application; to determine the employees to whom awards shall be made under the Plan; to determine the type of awards to be made and the amount, size and terms of each such award; to determine the time when awards shall be granted; and to make all other determinations necessary or advisable for the administration of the Plan.

Section 4. Stock Subject to the Plan.

     4.1 Subject to the provisions of Section 18 below and the next sentence of this Section, the maximum number of shares of Stock that may be optioned or sold under the Plan is one million five hundred thousand (1,500,000) shares. However, at no time shall the maximum number of shares of Stock that may be optioned or sold under the Plan exceed fifteen percent (15%) of the shares of Stock outstanding. Such shares may be treasury, or authorized, by unissued, shares of Stock. Except as otherwise provided herein, any shares subject to a Stock Option which for any reason expires or is terminated unexercised, shall again be available under the Plan.

 Section 5. Eligibility to Receive Awards.

     5.1 Persons eligible to receive awards under the Plan shall be limited to those officers and other key employees of the Corporation who are in positions in which their decisions, actions and counsel will have a significant impact upon the profitability and success of the Corporation. Directors of the Corporation who are not otherwise officers or employees of the Corporation shall not be eligible to participate in the Plan.

Section 6. Form of Awards.

     6.1 Awards may be made from time to time by the Committee in the form of Stock Options to purchase a number of shares of Stock of the Corporation and an equal number of Stock Appreciation Rights.

Section 7. Stock Options.

     7.1 Stock Options for the purchase of Stock of the Corporation shall be evidenced by written agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

          (a) Employment Agreement

     The Committee may, in its discretion, include in any Stock Option granted under the Plan a condition that the Participant shall agree to remain in the employ of, and to render services to, the Corporation for a period of time (specified in the agreement) following the date the Stock Option is granted. No such agreement shall impose upon the Corporation, however, any obligation to employ the Participant for any period of time or to maintain the Participant's employment duties or responsibilities.

          (b) Option Price.

     The purchase price of Stock subject to a Stock Option shall be the fair market value at the time of grant, as determined by the Committee.

          (c) Exercise Term.

     Subject to the limitations of this Section, the Committee shall determine the period of time within which the Stock Option may be exercised. Each Stock Option agreement shall state such period of time. However, not more than twenty percent (20%) of a Stock Option shall be exercisable for each year of satisfactory employment completed after the award of the Stock Option. Further, no Stock Option shall be exercised after ten (10) years from the date of the grant thereof.

          (d) Payment for Shares.

     Subject to such payment terms and conditions as may be prescribed by the Committee for such purpose, the purchase price of the shares of Stock with respect to which a Stock Option is exercised shall be payable in full at the time of exercise in cash.

          (e) Number of Shares.

     Each Stock Option shall state the total number of shares of Stock to which it pertains. The number of shares to which a Participant is entitled under a Stock Option shall be reduced by the number of shares related to the Stock Option that have been previously exercised, by the Participant. No Stock Option may be exercised for a fractional share of Stock.

          (f) Rights Upon Termination of Employment.

     In the event that a Participant ceases to be an officer or key employee of the Corporation for any cause other than retirement with the Corporation's consent, death, or disability, the Participant's Stock Option shall terminate at the time of termination of employment or upon the transfer to a lesser position of employment so that the employee is no longer deemed to be a key employee. In the event that a Participant retires with the Corporation's consent, dies, or becomes disabled prior to the expiration of the Participant's Stock Option and without having fully exercised the Participant's Stock Option, to the extent that the Stock Option is exercisable at the time of such retirement with the Corporation's consent, death, or disability, the Participant or the Participant's successor shall have the right to exercise the Stock Option during its term within a period of three (3) months after termination of employment due to retirement with the Corporation's consent, death, or disability.

          (g) Nontransferability.

     Each Stock Option agreement shall state that the Stock Option is not transferable other than pursuant to subsection 7(f) above by will or the laws of descent and distribution, and that during the lifetime of the Participant, the Stock Option is exercisable only by the Participant.


          (h)  Non-Qualified Stock Option.

     It is not intended that this Stock Option qualify as an Incentive Stock Option under Section 422A of the Code.

Section 8. Stock Appreciation Right.

     8.1 A Stock Appreciation Right shall be evidenced by a written agreement in such form not inconsistent with the Plan as the Committee shall approve from time to time, which agreement shall contain in substance the following terms and conditions:

          (a) Employment Agreement.

     The Committee may, in its discretion, include in any Stock Appreciation Right granted under the Plan a condition that the Participant shall agree to remain in the employ of, and to render services to, the Corporation for a period of time (specified in the agreement) from the date the Stock Appreciation Right is granted. No such agreement shall impose upon the Corporation, however, any obligation to employ the Participant for any period of time or to maintain the Participant's employment duties or responsibilities.

          (b) Right Value.

     A Stock Appreciation Right shall entitle the Participant, subject to such terms and conditions determined by the Committee, to receive upon exercise thereof all or a portion of the excess of (i) the fair market value, as determined by the Committee, of a specified number of shares of Stock at the time of exercise, over (ii) a specified price which shall not be less than one hundred percent (100%) of the fair market value, as determined by the Committee, of the specified number of shares of Stock at the time the right is granted, as adjusted pursuant to Section 18 below.

               (c) Coordination with Stock Option.

               A Stock Appreciation Right shall be granted only in connection with a contemporaneously granted Stock Option for an identical number of shares of Stock for which the Stock Option has been granted. A Stock Appreciation Right shall be exercised for the identical number of shares to be purchased by the Participant through the exercise of a Stock Option.

               (d) Exercise Term.

               Subject to the limitation of this Section, the Committee shall determine the period of time within which the Stock Appreciation Right may be exercised. Each Stock Appreciation Right agreement shall state such period of time. However, not more than twenty percent (20%) of a Stock Appreciation Right shall be exercisable for each year of satisfactory employment completed after the award of the Stock Appreciation Right. Further, no Stock Appreciation Right shall be exercisable after ten (10) years from the date of the award thereof.

               (e) Number of Shares.

               Each Stock Appreciation Right shall state the total number of shares of Stock to which it pertains. The number of shares to which a Participant is entitled under a Stock Appreciation Right shall be equal to the number of shares in the contemporaneously granted Stock Option, (described in Section 7 above).

               (f) Rights Upon Termination of Employment.

               In the event that a Participant ceases to be an officer or key employee of the Corporation for any cause other than retirement with the Corporation's consent, death, or disability, the Participant's Stock Appreciation Right shall terminate at the time of termination of employment or upon the transfer to a lesser position of employment so that the employee is no longer deemed to be a key employee. In the event that a Participant retires with the Corporation's consent, dies, or becomes disabled prior to the expiration of the Participant's Stock Appreciation Right and without having fully exercised the Participant's Stock Appreciation Right; to the extent that the Stock Appreciation Right is exercisable at the time of such retirement with the Corporation's consent, death, or disability by the Participant, such Participant or such Participant's successor shall have the right to exercise the Stock Appreciation Right during its term within a period of three (3) months after termination of employment due to retirement with the Corporation's consent, death or disability.

               (g) Nontransferability.

               Each Stock Appreciation Right agreement shall state that the Stock Appreciation Right is not transferable other than pursuant to subsection 8(f) above by will or the laws of descent and distribution; and that during the lifetime of the Participant, the Stock Appreciation Right is exercisable only by the Participant.

          (h) Payment.

     Upon exercise of a Stock Appreciation Right, payment shall be made in cash, at the same time and subject to the same terms and conditions as the payment for the matching Stock Option.

          (i) Manner of Exercise.

     A Participant shall exercise a Stock Appreciation Right by giving the Corporation written notice of such exercise accompanying the Participant's notice of the exercise of a Stock Option for an identical number of shares of Stock. The date upon which such written notice is received by Corporation shall be the exercise date for the stock Appreciation Right.

          (j) Other Terms.

     A Stock Appreciation Right shall be granted in such manner and such form, and subject to such additional terms and conditions as the Committee, in its sole discretion, deems necessary or desirable, including without limitation, any form or manner in order to avoid any insider-trading liability in connection with a Stock Appreciation Right under Section 16(b) of the Securities Exchange Act of 1934.

Section 9. General Restrictions.

     9.1 Each award under the Plan shall be subject to the requirement that if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Stock upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an award with respect to the disposition of shares of Stock, is necessary or desirable as a condition of or in connection with the granting of such award or the issuance or purchase of shares of Stock; such award shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee. Moreover, as a condition to the exercise of any portion of a Stock Option, or of any Stock Appreciation Right, the Corporation may require the person exercising such Stock Option or Stock Appreciation Right to represent and warrant at the time of such exercise that any shares of Stock acquired at exercise are being acquired only for investment and without any present intention to sell or distribute such shares, if, in the opinion of the Corporation's counsel, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

Section 10. Single or Multiple Agreements.

     10.1 Multiple forms of awards or combinations thereof maybe evidenced by a single agreement or multiple agreements, as determined by the Committee.

Section 11. Rights of a Shareholder.

     11.1 The recipient of any award under the Plan, unless otherwise provided by the Plan, shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Stock are issued to the recipient. Promptly after the exercise of a Stock Option and the payment of the full Option Price, the Participant shall be entitled to the issuance of a stock certificate evidencing the participant's ownership of such Stock. No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

Section 12. Termination of Employment.

     12.1 Except as provided in this Section 12 and in Section 13 below, if a Participant ceases to be employed by the Corporation as an officer or key employee, the Participant's Stock Option and Stock Appreciation Right shall terminate immediately upon such termination of employment or transfer to a lesser position so that the employee is no longer deemed to be a key employee. However, if a participant's cessation of employment with the Corporation is due to the Participant's retirement with the Corporation's consent, the Participant may, within three months after such cessation of employment, exercise the Participant's Stock Option and Stock Appreciation Right to the extent that the Participant is entitled to exercise them on the date of cessation of employment. However, in no event shall any Option or Stock Appreciation Right be exercisable more than ten (10) years from the date it was granted. If the participant engages in employment or activities contrary, in the opinion of the Committee, to the Corporation's best interests, the Committee may cancel an Option or Stock Appreciation Right during the three month period referred to in this paragraph. The Committee shall determine in each case whether a termination of employment shall be considered a retirement with the Corporation's consent. Unless overruled by the Board, any such determination of the Committee shall be final and conclusive.

Section 13. Rights in Event of Death or Disability.

     13.1 If a Participant dies or becomes disabled (as determined by the Committee pursuant to Section 3 above) while employed by the Corporation, or within three months after having retired with the Corporation's consent, and without having fully exercised the Participant's Stock Option and Stock Appreciation Right; the Participant, the Participant's personal representative, the executor or administrator, or the legatee or heir of the Participant's estate shall have the right within three (3) months thereafter to exercise such Stock Option and Stock Appreciation Right to the extent that such disabled or deceased Participant is entitled to exercise the Stock Option and Stock Appreciation Right on the date of the Participant's disability or death. However, in no event shall any stock Option or Stock Appreciation Right be exercisable more than ten (10) years from the date it was granted.

Section 14. Withholding.

     14.1 Whenever the Corporation proposes or is required to issue or transfer shares of Stock under the Plan, the Corporation shall have the right to require the recipient to remit to the Corporation an amount sufficient to satisfy any federal, state or local withhold tax requirements prior to the delivery of any certificate or certificates for such shares.

Section 15. Non-Assignability.

     15.1 Except by will or by the laws of descent and distribution, no award under the Plan shall be assignable or transferable by the recipient thereof. Except as provided in Section 13 above, during the life of the recipient, such award shall be exercisable only by such person or by such person's guardian or legal representative.

Section 16. Non-Uniform Determinations.

     16.1 The Committee's determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount, and timing of such awards, the terms and provisions of such awards and the agreements evidencing same, and the establishment of values) need not be uniform and may be made selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.


Section 17. Participants Not Obligated.

     17.1 The granting of an award of a Stock Option or Stock Appreciation Right shall impose no obligation upon the Participant to exercise such Stock Option or Stock Appreciation Right.

Section 18. Effect of Changes in Stock Subject to the Plan.

     18.1 The aggregate number of shares of Stock available for Stock Options under the Plan, the shares subject to any Stock Option, the price per share, and the number of Stock Appreciation Rights shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Stock subsequent to the effective date of the Plan resulting from (1) a subdivision or consolidation of shares or any other capital adjustment, (2) the payment of a stock dividend, or
(3) other increase or decrease in such shares effected without receipt of consideration by the Corporation. The aforesaid adjustment shall be made in such a manner so that the aggregate amount payable under the Stock Option and the Stock Appreciation Right after the increase or decrease equals the aggregate amount payable prior to such increase or decrease. If the Corporation shall be the surviving corporation in any merger or consolidation, any Stock Option or Stock Appreciation Right shall pertain, apply, and relate to the securities to which a holder of the number of shares of Stock subject to the Stock Option and Stock Appreciation Right would have been entitled after a merger or consolidation. Upon dissolution or liquidation of the Corporation, or upon a merger or consolidation in which the Corporation is not the surviving corporation, all Stock Options and Stock Appreciation Rights outstanding under the Plan shall terminate; provided, however, that each Participant (and each other person entitled under Section 13 above to exercise a Stock Option or Stock Appreciation Right) shall have the right, immediately prior to such dissolution or liquidation, or such merger or consolidation, to exercise such Participant's Stock Option and Stock Appreciation Right, in whole or in part, to the extent that such Stock Option and Stock Appreciation Right are otherwise exercisable under the terms of the Plan, without regard to the twenty percent (20%) limitation of Sub-section 5(c) above.

Section 19. Reservation of Shares of Stock.

     19.1 The Corporation, during the term of this Plan, shall at all times reserve and keep available, and shall seek or obtain from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell, the number of shares of Stock that shall be sufficient to satisfy the requirements of this Plan. The inability of the Corporation to obtain from any regulatory body having jurisdiction the authority deemed necessary by the Corporation's counsel for the lawful issuance and sale of its Stock hereunder shall relieve the Corporation of any liability in respect of the failure to issue or sell Stock as to which the requisite authority has not been obtained.

Section 20. Amendment.

     20.1 Except as provided in the next sentence, the Corporation may terminate or amend the Plan at any time. However, only with shareholder approval, may the Corporation increase the maximum number of shares which may be issued under the Plan (other than increases pursuant to Section 18 above), extend the period during which any award may be exercised, extend the term of the Plan or change the minimum Option Price. The termination, any modification, or amendment of the Plan shall not, without the consent of a Participant, affect a Participant's rights under an award preciously granted.

Section 21. Effect on Other Plans.

     21.1 Participate in this Plan shall not affect an employee's eligibility to participate in any other benefit or incentive plan of the Corporation. Unless specifically provided, any awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Corporation.

Section 22. Effective Date and Duration of the Plan

     22.1 The Plan shall be effective from the date that the Plan is approved by the Corporation's Board, subject to the ratification of the Board's actions by the Shareholders and shall remain in effect until all awards under the Plan have been satisfied by the issuance of shares of Stock or the payment of cash, but no award shall be granted more than ten years after the earlier of the date the Plan is adopted by the Corporation or is approved by the Corporation's shareholders.

     Adopted as of April 18, 1996 and amended as of March 21, 2001, by the Board of Directors of Royal Bancshares of Pennsylvania, Inc.


                                                         -----------------------
                                                         Treasurer/CFO

                                    EXHIBIT C

                     ROYAL BANCSHARES OF PENNSYLVANIA, INC.

               FIRST AMENDED OUTSIDE DIRECTORS' STOCK OPTION PLAN

                     ROYAL BANCSHARES OF PENNSYLVANIA, INC.

                      OUTSIDE DIRECTORS' STOCK OPTION PLAN

                                Table of Contents

Section                                                       Page #

1.         Purpose...........................................   1

2.         Definitions.......................................   1

3.         Administration....................................   2

4.         Stock Subject to the Plan.........................   2

5.         Eligibility to Receive Awards.....................   3

6.         Amount of Awards..................................   3

7.         Stock Options.....................................   3

8.         General Restrictions..............................   6

9.         Single or Multiple Agreements.....................   7

10.        Rights of a Shareholder...........................   7

11.        Withholding.......................................   7

12.        Non-Assignability.................................   7

13.        Participants Not Obligated........................   7

14.        Effect of Changes in Stock Subject to the Plan....   7

15.        Reservation of Shares of Stock....................   9

16.        Amendment.........................................   9

17.        Effect on Other Plans.............................   10

18.        Effective Date and Duration of the Plan...........   10

19.        Miscellaneous Provisions..........................   10

                     ROYAL BANCSHARES OF PENNSYLVANIA, INC.

                      OUTSIDE DIRECTORS' STOCK OPTION PLAN

Section 1. Purpose.

     1.1 The purpose of the Royal Bancshares of Pennsylvania, Inc. Outside Directors' Stock Option Plan (the "Plan") is to advance the interest of Royal Bancshares of Pennsylvania, Inc. (the "Corporation") by providing incentives to attract, retain, and motivate the non-employee members of the Board of Directors of the Corporation ("Outside Directors"). The Corporation hopes to achieve these purposes through the grant of options to purchase shares of the Corporation's Class "A" Common Stock.

Section 2. Definitions.

     2.1 Unless otherwise required by the context, the following terms shall have the meaning set forth below:

     (a) "Board" shall mean the Corporation's Board of Directors.

     (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (c) "Corporation" shall mean Royal Bancshares of Pennsylvania, Inc., a Pennsylvania business corporation.

     (d) "Outside Director" shall mean an individual duly elected to serve as a member of the Board and who is not an employee of the Corporation or any of its subsidiaries.

     (e) "Option Price" shall mean the purchase price for Stock under a Stock Option, as determined in Section 7(a) below.

     (f) "Participant" shall mean an Outside Director to whom a Stock Option is granted under the Plan.

     (g) "Plan" shall mean this Royal Bancshares of Pennsylvania, Inc. Outside Directors' Stock Option Plan.

     (h) "Stock" shall mean the Class "A" Common Stock of the Corporation, par value $2.00.

     (i) "Stock Option" shall mean a right to purchase Stock, granted pursuant to Section 7 below.

     (j) "Subsidiary" shall mean a subsidiary corporation of the Corporation, as defined in Sections 425(f) and 425(g) of the Code. Section

3. Administration.

     3.1 The Plan shall be administered by the Board. A simple majority of the members of the Board shall constitute a quorum for the transaction of business. Except as provided in Section 16 below, the interpretation and construction of any provision of the Plan by the Board shall be final. No member of the Board shall be liable for any action or determination made by the member in faith. Except as provided in Section 16 below, the Board shall have full and final authority in its discretion to interpret the provisions of the Plan, to decide all questions of fact arising in its application, and to make all other determinations necessary or advisable for the administration of the Plan. The Board may authorize one or more directors, the Corporation's Secretary or any other Corporation Officers to execute and deliver documents on behalf of the Board.

Section 4. Stock Subject to the Plan.

     4.1 Subject to the provisions of Section 14 below and the next sentence of this Section, the maximum number of shares of Stock that may be optioned or sold under the Plan is Two Hundred Fifty Thousand (250,000) shares. However, at no time shall the maximum number of shares of Stock that may be optioned or sold under the Plan exceed ten percent (10%) of the shares of Stock outstanding. Such shares may be treasury, or authorized, but unissued, shares of Stock. Except as otherwise provided herein, any shares subject to a Stock Option which for any reason expires or is terminated unexercised, shall again be available under the Plan.

Section 5. Eligibility to Receive Awards.

     5.1 Persons eligible to receive awards under the plan shall be limited to Outside Directors. Directors of the Corporation who are officers or employees of the Corporation or any of its subsidiaries shall not be eligible to participate in this Plan.

Section 6. Amount of Awards.

     6.1 Each year, as of the date of the Annual Meeting of Stockholders of the Corporation, each Outside Director who has been elected or re-elected or who is continuing as a member of the Board as of the adjournment of the Annual Meeting shall automatically receive an Option for 1,500 shares of Stock.

Section 7. Stock Options.


     7.1 Stock Options for the purchase of Stock shall be evidenced by written agreements in such form not inconsistent with the Plan as the Board shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

          (a) Option Price.

     The purchase price of Stock subject to a Stock Option shall be the "fair market value" at the time of grant. The "fair market value" shall be the average of the high and low sales prices reported in the NASDAQ NATIONAL MARKET ISSUES for shares of Stock traded on the date of the grant or the last preceding date on which any sales took place. In the event that the shares of Stock are traded on a stock exchange, then the reported sales prices on such exchange shall be used in lieu of the sales prices reported in the NASDAQ NATIONAL MARKET ISSUES.

          (b) Exercise Term.

     Subject to the rights granted in subsection (e) below and the limitations of the final sentence of this section, the Stock Option may be exercised only after the Outside Director has served a one year term as a member of the Board after the date on which the Option was granted. At that time, one hundred percent (100%) of the total number of shares of Stock covered by the Option shall become exercisable. However, no Stock Option shall be exercised after ten
(10) years from the date of the grant thereof.

          (c) Payment for Shares.

     The purchase price of the shares of Stock with respect to which a Stock Option is exercised shall be payable in full at the time of exercise in cash.

               (d) Number of Shares.

               Each Stock Option shall state the total number of shares of Stock to which it pertains. No Stock Option may be exercised for a fractional share of Stock.

               (e) Rights Upon Termination of Board Membership.

               In the event that a Participant ceases to be a member of the Board of Directors of the Corporation for any cause other than retirement, death, or disability, subject to the limitations of the final sentence in Subsection 7(b) above, the remaining portion of a Participant's unexercised Stock Options shall terminate one year after the date of termination as a Board member. In the event that a Participant retires, dies, or becomes disabled prior to the expiration of the Participant's Stock Option and without having fully exercised the Participant's Stock Option, to the extent that the Stock Option is exercisable at the time of such retirement, death or disability, the Participant or the Participant's attorney in fact, personal representative, heirs or next of kin shall have the right to exercise the Stock Option during its term within a period of three (3) years after termination of Board membership due to retirement, death, or disability.

               (f) Non-transferability.

               Each Stock Option agreement shall state that the Stock Option is not transferable other than pursuant to Subsection 7(e) above by will or the laws of descent and distribution; and that during the lifetime of the Participant, the Stock Option is exercisable only by the Participant or in the event of the Participant's disability by the Participant's attorney in fact.


          (g) Non-Qualified Stock Option.

     It is not intended that this Stock Option qualify as an Incentive Stock Option under Section 422A of the Code.

Section 8. General Restrictions.

     8.1 Each award under the Plan shall be subject to the requirement that if at any time the Board shall determine that (i) the listing, registration or qualification of the shares of Stock upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an award with respect to the disposition of shares of Stock, is necessary or desirable as a condition of or in connection with the granting of such award or the issuance or purchase of shares of Stock; such award shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Board. Moreover, as a condition to the exercise of any portion of a Stock Option, the Corporation may require the person exercising such Stock Option to represent and warrant at the time of such exercise that any shares of Stock acquired at exercise are being acquired only for investment and without any present intention to sell or distribute such shares, if, in the opinion of the Corporation's counsel, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

Section 9. Single or Multiple Agreements.

     9.1 Multiple forms of awards or combinations thereof may be evidenced by a single agreement or multiple agreements, as determined by the Board.

Section 10. Rights of a Shareholder.

     10.1 The recipient of any award under the Plan, unless otherwise provided by the Plan, shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Stock are issued to the recipient. Promptly after the exercise of a Stock Option and the payment of the full Option Price, the Participant shall be entitled to the issuance of a stock certificate evidencing the Participant's ownership of such Stock. No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

Section 11. Withholding.

     11.1 Whenever the Corporation proposes or is required to issue or transfer shares of Stock under the Plan, the Corporation shall have the right to require the recipient to remit to the Corporation an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares.

Section 12. Non-Assignability.

     12.1 Except by will or by the laws of descent and distribution, no award under the Plan shall be assignable or transferable by the recipient thereof. Except as provided in

Subsection 7(e) above, during the life of the recipient, such award shall be exercisable only by such person or by such person's guardian or legal representative.

Section 13. Participants Not Obligated.

     13.1 The granting of an Award of a Stock Option shall impose no obligation upon the Participant to exercise such Stock Option.

Section 14. Effect of Changes in Stock Subject to the Plan.

     14.1 The aggregate number of shares of Stock available for Stock Options under the Plan, the shares subject to any Stock Option, and the price per share, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Stock subsequent to the effective date of the Plan resulting from (i) a subdivision or consolidation of shares or any other capital adjustment, (ii) the payment of a stock dividend, or (iii) other increase or decrease in such shares effected without receipt of consideration by the Corporation. The aforesaid adjustment shall be made in such a manner so that the aggregate amount payable under the Stock Option after the increase or decrease equals the aggregate amount payable prior to such increase or decrease. If the Corporation shall be the surviving corporation in any merger or consolidation, any Stock Option shall pertain, apply, and relate to the securities to which a holder of the number of shares of Stock subject to the Stock Option would have been entitled after the merger or consolidation. Upon dissolution or liquidation of the Corporation, or upon a merger or consolidation in which the Corporation is not the surviving corporation, all

Stock Options outstanding under the Plan shall terminate; provided, however, that each participant (and each other person entitled under Subsection 7(e) above to exercise a Stock Option) shall have the right, immediately prior to such dissolution or liquidation, or such merger or consolidation, to exercise such Participant's Stock Option in whole to the extent that such Stock Option is otherwise exercisable under the terms of the Plan.

Section 15. Reservation of Shares of Stock.

     15.1 The Corporation, during the term of this Plan, shall at all times reserve and keep available, and shall seek or obtain from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell, the number of shares of Stock that shall be sufficient to satisfy the requirements of this Plan. The inability of the Corporation to obtain from any regulatory body having jurisdiction the authority deemed necessary by the Corporation's counsel for the lawful issuance and sale of its Stock hereunder shall relieve the Corporation of any liability in respect of the failure to issue or sell Stock as to which the requisite authority has not been obtained.

Section 16. Amendment.

     16.1 Except as provided in the next sentence, the Corporation may terminate or amend the Plan at any time. However, only with shareholder approval, may the Corporation increase the maximum number of shares of Stock which may be issued under the plan (other than increases pursuant to Section 14 above), increase the number of shares of Stock subject to an Option, change the class of persons eligible to receive Options under this Plan, extend the period during which any award may be exercised, extend the term of the Plan or change the minimum Option Price. The termination, any modification, or amendment of the Plan shall not, without the consent of a Participant, affect a Participant's rights under an award previously granted.

Section 17. Effect on Other Plans.

     17.1 Participation in this Plan shall not affect a Board member's eligibility to participate in any other benefit or incentive plan of the Corporation. Unless specifically provided, any awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Corporation.

Section 18. Effective Date and Duration of the Plan.

     18.1 The Plan shall be effective from the date that the Plan is approved by the Corporation's Board, subject to the ratification of the Board's action by the Corporation's shareholders and shall remain in effect until all awards under the Plan have been satisfied by the issuance of shares of Stock or the payment of cash, but no award shall be granted more than ten years after the earlier of the date the Plan is adopted by the Corporation or is approved by the Corporation's shareholder.

Section 19. Miscellaneous Provisions.

     19.1 Except as expressly provided for in this Plan, no Outside Director or any other person shall have any claim or right to be granted an Option under this Plan. Neither this Plan nor any action taken under this Plan shall be construed as giving any Outside Director any right to be retained in the service of the Corporation in any capacity whatsoever.

     19.2 The expenses of this Plan shall be born by the Corporation.

     19.3 This Plan shall be unfunded. The Corporation shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares of Stock upon exercise of any Option under this Plan and issuance of Shares of Stock upon exercise of Options shall be subordinate to the claims of the Corporation's general creditors.

     19.4 By accepting any Option or other benefit under this Plan, each Participant, any person claiming under or through such Participant shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken under this Plan by the Corporation or the Board.

     Adopted as of April 18, 1996, and amended as of March 21, 2001, by the Board of Directors of Royal Bancshares of Pennsylvania, Inc.


                               ------------------------------------
                               Chief Financial Officer & Treasurer

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

                                 REVOCABLE PROXY
                     ROYAL BANCSHARES OF PENNSYLVANIA, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 16, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

   The undersigned hereby Constitutes and appoints Joseph P. Campbell and Richard S. Hannye, and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the Shares of the Class A Common Stock and all of the Shares of the Class B Common Stock of Royal Bancshares of Pennsylvania, Inc. that the undersigned may be entitled to vote, at the Annual Meeting of Shareholders to be held at The Raddison Twelve Caesars hotel and banquet facility, 4200 City Line Avenue, Philadelphia, Pennsylvania 19131, on Wednesday, May 16, 2001, at 6 :30 p.m., prevailing time, and at any adjournment or postponement thereof as follows:




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  Please be sure to sign and date       Date
    this Proxy in the box below.
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----------Shareholder sign above---------Co-holder (if any) sign above----------

                                                            WITH-     FOR ALL
                                                   FOR      HOLD      EXCEPT
1. ELECTION OF DIRECTORS. To elect five            [ ]       [ ]       [ ]
   Class II Directors to serve a term of
   three-years and until their successors are elected and qualified:

   ALBERT OMINSKY, ROBERT R. TABAS, ANTHONY MICALE,
   GREGORY T. REARDON AND JACK R. LOEW

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.


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                                                   FOR     AGAINST   ABSTAIN
2. EMPLOYEES' STOCK OPTION AND APPRECIATION        [ ]       [ ]       [ ]
   RIGHTS PLAN. To consider the issuance of 500,000 additional shares of bank stock to the Employees' Stock Option and Appreciation
   Rights Plan to be held in reserve for future grants under the Plan.

                                                   FOR     AGAINST   ABSTAIN
3. DIRECTORS' STOCK OPTION PLAN. To consider       [ ]       [ ]       [ ]
   the issuance of 100,000 additional shares of bank stock to the Directors' Stock Option
   Plan to be held in reserve for future grants under the Plan.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE AND FOR PROPOSALS 2 AND 3.

   In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

   THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE AND FOR PROPOSALS 2 AND 3.

   JOSEPH P. CAMPBELL AND RICHARD S. HANNYE, THE PERSONS NAMED AS PROXIES, WILL HAVE THE RIGHT TO VOTE CUMULATIVELY AND TO DISTRIBUTE THEIR VOTES AMONG THE NOMINEES AS THEY CONSIDER ADVISABLE, UNLESS A SHAREHOLDER INDICATES ON HIS OR HER PROXY HOW HE OR SHE DESIRES THE VOTES TO BE CUMULATED FOR VOTING PURPOSES.

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 -- DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED. --


                     ROYAL BANCSHARES OF PENNSYLVANIA, INC.

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   IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE SIGN,
DATE AND RETURN THIS PROXY TO THE CORPORATION AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER SHOULD SIGN. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED, AND MAY BE WITHDRAWN IF YOU ELECT TO ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, AFTER GIVING WRITTEN NOTICE TO THE SECRETARY OF THE CORPORATION.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY
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IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED
BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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